Exhibit 10.13

GMR Buyer Corp.

Performance Stock Unit Award and Agreement

Under the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan

(Pre-GMR Performance Vesting – Liquidity)

GMR Buyer Corp., a Delaware corporation (the “Company”), pursuant to the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the Participant whose name is set forth on the signature page hereto an Award of Performance Stock Units as set forth below, subject to the terms and conditions of this Performance Stock Unit Award and Agreement (the “Performance Stock Unit Agreement”), the Plan and the Stockholders’ Agreement. The number of Performance Stock Units granted to the Participant pursuant to this Performance Stock Unit Agreement, and certain vesting terms applicable thereto, are as set forth on the signature page or Appendix A hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan or Stockholders’ Agreement, as applicable.

1.             Settlement; Tax Withholding.

(a)                Within thirty (30) days following the occurrence of the Initial Vesting Event or any Subsequent Vesting Event, each as set forth in Appendix A hereof, Earned PSUs that vest as of the Initial Vesting Event or any Subsequent Vesting Event shall be settled; provided, that if the Initial Vesting Event is an IPO, the Earned PSUs that vest as of the IPO shall be settled on the earlier to occur of (x) the date that is six (6) months after the consummation of the IPO or (y) March 15th of the calendar year following the calendar year in which the IPO is consummated. “Settled” or “settlement” means (i) the Company issuing to the Participant one (1) share of Common Stock in respect of each vested Earned PSU and making a cash payment to the Participant equal to the Fair Market Value of any fractional vested Earned PSU, and (ii) with respect to the shares of Common Stock so issued, entering the Participant’s name as a stockholder of record on the books of the Company; provided, that following the consummation of an IPO, settlement may be made in the form of common stock of the underlying corporate entity experiencing the IPO. Settlement of vested Earned PSUs shall occur whether or not the Participant is employed by or providing services to the Company Group at the time of settlement, subject to Appendix A hereof.

(b)                When the Earned PSUs are vested and/or settled the total Fair Market Value of the aggregate number of shares of Common Stock issued to the Participant is treated as income subject to withholding by the Company for income and/or employment taxes. With respect to any income and/or employment taxes incurred in connection with the vesting and/or settlement of the Earned PSUs granted hereunder, the payment and/or remittance of such income and/or employment taxes shall be governed by Section 12(e) of the Plan.

(c)                The Company shall not be required to record the ownership by the Participant of shares of Common Stock issued upon settlement of vested Earned PSUs prior to the execution and delivery to the Company, to the extent not so previously executed and delivered, of the Stockholders’ Agreement.

2.             No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any share of Common Stock issued in connection with the settlement of any Earned PSUs until the Participant shall have become the holder of record of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of any such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

3.             No Transfer. The Performance Stock Units are not transferable by the Participant except to permitted transferees in accordance with the Plan and subject to the terms of the Stockholders’ Agreement. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.

4.             No Right of Continued Employment or Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to be retained in the employ or service of any member of the Company Group.

5.              Notices. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6.            Binding Effect; Successors and Assigns; Participant. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. The Company may assign any of its rights under this Performance Stock Unit Agreement. This Performance Stock Unit Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Performance Stock Unit Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns. Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the Person or Persons to whom the Performance Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7.            Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

8.             Performance Stock Units Subject to Plan and Stockholders’ Agreement. The Performance Stock Units, and the shares of Common Stock issued to the Participant upon settlement of Earned PSUs, shall be subject to all of the terms and provisions of the Plan and the Stockholders’ Agreement and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms and provisions of the Stockholders’ Agreement and this Performance Stock Unit Agreement, the Stockholders’ Agreement shall govern and control. This Performance Stock Unit Agreement also remains subject to the terms of the Plan, and, in the event of any conflict between the terms and provisions of the Plan and this Performance Stock Unit Agreement, the Plan shall govern and control.

9.             Performance Stock Units Subject to Compensation Recoupment Policy. This Performance Stock Unit Agreement, Performance Stock Units and shares of Common Stock issued to the Participant upon settlement of Earned PSUs shall be subject to the Company’s (and its Subsidiaries’) Compensation Recoupment Policy.

10.           Section 409A. It is intended that the Performance Stock Units be exempt from Section 409A, and this Performance Stock Unit Agreement shall be interpreted accordingly. Neither the Company nor any of the Company’s employees, directors or representatives shall have any liability to the Participant with respect to this Section 10.

11.           Entire Agreement; Amendment; Waiver. The Plan and the Stockholders’ Agreement are incorporated herein by reference, and together with this Performance Stock Unit Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Except as otherwise set forth in Section 11(b) of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT AGREEMENT, THE PLAN AND THE STOCKHOLDERS’ AGREEMENT.

General Terms and Information

Grant Date:

Number of Performance Stock Units Subject to this Award:

GMR Buyer Corp.	Participant[1]

By:
Title:

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

[Signature Page of the Performance-Vesting Performance Stock Unit Agreement]

Appendix A

1.    Vesting Schedule. The Performance Stock Units granted under this Performance Stock Unit Agreement shall become vested and eligible for settlement, if at all, based upon the satisfaction of both (i) the liquidity event requirement as provided in Section I of this Appendix A (the “Liquidity Event Requirement”) and (ii) the Per Share Return performance metrics as provided in Section II of this Appendix A (the “Per Share Return Requirement”). The Committee (or its designee) shall make all determinations regarding the interpretation and application of the terms of this Appendix A, and such interpretations and determinations shall be final and binding on all parties.

I. Liquidity Event Requirement

1.    Liquidity Event Requirement. The Liquidity Event Requirement will be satisfied on the earliest to occur of (x) a Change in Control, or (y) the Company’s consummation of an initial public offering on an established national securities exchange (an “IPO”), in each case, on or prior to December 31, 2029 (either of the foregoing (x) and (y) being an “Initial Vesting Event”).

a.                   Liquidity Event Requirement Vesting. The Earned PSUs will vest in accordance with the schedule below in connection with the Initial Vesting Event.

i.            If the Participant remains in continued employment with or service to the Service Recipient on the date of the Initial Vesting Event, and (A) if the Initial Vesting Event is a Change in Control, then any Performance Stock Units granted under this Performance Stock Unit Agreement that became Earned PSUs (defined below) as determined under Sections II.1 of this Appendix A on or prior to the date of the Change in Control will become vested as of such Change in Control; or (B) if the Initial Vesting Event is an IPO (x) and such IPO occurs prior to Change in Control, then any Performance Stock Units granted under this Performance Stock Unit Agreement that did not become Earned PSUs as determined under Section II.1 of this Appendix A on or prior to the date of the IPO shall remain outstanding and subject to the Per Share Return Requirement provided below following the IPO and shall become vested based on the achievement of the Per Share Return Requirement following the date of the IPO (each vesting date following the consummation of the IPO, a “Subsequent Vesting Event”), and (y) any Performance Stock Units granted under this Performance Stock Unit Agreement that became Earned PSUs as determined under Section II.1 of this Appendix A on or prior to the date of the IPO will have satisfied the Liquidity Event Requirement and become vested upon the IPO.

ii.            In the event of the Participant’s Termination prior to the Initial Vesting Event, then, subject to Section III.3 of this Appendix A, all Earned PSUs as of the date of the Participant’s Termination will become vested upon the Initial Vesting Event.

II. Per Share Return Requirement

1.     Performance Vesting Criteria.

a.	If a Realization Event (as defined below) occurs and the Participant continues to provide services to the Service Recipient through the occurrence of such Realization Event, the Performance Stock Units shall vest, and thereby become exercisable, upon the occurrence of such Realization Event as follows:

i.	A portion of the Performance Stock Units in an amount equal to 50% of the total number of Performance Stock Units granted under this Performance Stock Unit Agreement will vest if and to the extent the Sponsor Group has achieved a Per Share Return of at least $8.20; provided, that if the Sponsor Group has achieved a Per Share Return that is between the level set forth in this subsection (a)(i) and the level set forth in subsection (a)(ii), the portion of the Performance Stock Units that will vest shall be determined by using straight line interpolation between the subsections; and

ii.	A portion of the Performance Stock Units in an amount equal to 100% of the total number of Performance Stock Units granted under this Performance Stock Unit Agreement will vest if and to the extent the Sponsor Group has achieved a Per Share Return of at least $10.70;

provided, that in the event of an Adjustment Event (including, without limitation, a Stock Split and Repurchase), each level specified in subsections (a)(i) and (a)(ii) shall be adjusted as the Committee deems equitable in accordance with Section 10 of the Plan.

b.	Notwithstanding the foregoing, upon a Termination either by the Service Recipient without Cause (and other than due to the Participant’s death or Disability) or by the Participant for Good Reason, all of the Performance Stock Units will remain outstanding (but shall not be vested) and shall be eligible to vest in accordance with Section II.1(a) above through and until the six (6)-month anniversary of the date of such Termination, if a Realization Event occurs within such six (6)-month period. If no such Realization Event occurs during such period, such Performance Stock Units shall immediately be forfeited without payment therefor on such six (6)-month anniversary date.

2.	Defined Terms.

a.	“Aggregate Investment” means the aggregate amount of the cash invested in (and the initial gross asset value of any property (other than money) contributed to) the Company by the Sponsor Group, directly or indirectly, from time to time in respect of such investment (including the cash paid for the purchase of warrants to acquire Common Stock and amounts paid in respect of the exercise prices thereof).

b.	“Cash Distributions” means the aggregate amount of cash distributed to the Sponsor Group from time to time on a cumulative basis following the Effective Date and through the applicable Measurement Date in respect of its ownership of Common Stock or warrants for the purchase thereof, including, without limitation, any cash received in connection with a Stock Split and Repurchase; provided, that in no circumstances shall any fees paid to the Sponsor Group or expenses reimbursed to the Sponsor Group from time to time be included in the calculation of Cash Distributions.

c.	“Dividend Amount” means the amount that would be paid to each holder of a share of Common Stock or warrant in connection with a Stock Split and Repurchase, which amount is equivalent to the amount such holders would have received had a dividend been paid to them (assuming the exercise in full of all outstanding warrants) on each share of Common Stock and warrant instead of implementing a Stock Split and Repurchase.

d.	“Effective Date” means March 14, 2018.

e.	“Fully-Diluted Basis” with respect to Common Stock means the number of shares of Common Stock, which are issued and outstanding or owned or held, as applicable, at the date of determination, plus the number of shares of Common Stock, as the case may be, issuable pursuant to any securities, warrants, rights or options then outstanding (including warrants to acquire Common Stock), without regard to any limitations on exercisability contained therein as a result of applicable law, or convertible into or exchangeable or exercisable for (whether or not subject to contingencies or passage of time, or both) Common Stock, as the case may be.

f.	“Good Reason” means, as to any Participant, “Good Reason” as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination. In the absence of any such employment or consulting agreement (or the absence of any definition of “Good Reason” contained therein), any “Good Reason” provisions referenced herein shall not apply, such that any Termination by the Participant shall be treated as a Termination without Good Reason.

g.	“Measurement Date” means the date of any Realization Event.

h.	“Per Share Return” means, as of a Measurement Date, the result obtained by dividing (1) the amount of Cash Distributions received by the Sponsor Group, directly or indirectly, by (2) (a) the number of shares of Common Stock (measured on a Fully-Diluted Basis) held by the Sponsor Group as of the Effective Date plus (b) the aggregate number of shares of Common Stock (measured on a Fully-Diluted Basis) acquired by the Sponsor Group following the Effective Date and through such Measurement Date (whether or not disposed of); provided, that the amounts set forth in the foregoing clause (2) shall be equitably adjusted in the sole discretion of the Committee to account for any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, share dividend, split-up, sale of assets, distribution to stockholders or combination of securities or any other similar change in the Company’s capital structure; provided, further, that for the avoidance of doubt, no adjustment shall be made as a result of any Stock Split and Repurchase resulting in the same number of shares of Common Stock being outstanding on a Fully-Diluted Basis immediately following such transaction as immediately preceding such transaction.

i.	“Realization Event” means an event or transaction (or a series of events or transactions), including, without limitation, a Change in Control, extraordinary dividend payment(s) or the equivalent thereof (including, without limitation, any Stock Split and Repurchase), or selldowns into the public market, wherein the Sponsor Group receives cash, on a cumulative basis, in respect of its Aggregate Investment.

III. Treatment of the Award Under this Performance Stock Unit Agreement Upon a Termination of Employment or Services

1.       In the event of the Participant’s Termination, other than for Cause, any Earned PSUs then held by the Participant shall be retained by the Participant, subject to forfeiture as provided in Section III.3 below, and shall vest if the Liquidity Event Requirement is satisfied.

2.       In the event of the Participant’s Termination prior to a Change in Control, any Performance Stock Units that are not Earned PSUs shall be cancelled and forfeited without any consideration.

3.       If in the event of the Participant’s Termination for Cause or the Participant materially breaches any restrictive covenant to which the Participant is a party with any member of the Company Group, all then outstanding Performance Stock Units (including any Earned PSUs) granted to the Participant under this Performance Stock Unit Agreement shall be cancelled without any consideration.

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